As filed with the Securities and Exchange Commission on January 24, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

BORLAND SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-2895440
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 ENTERPRISE WAY
SCOTTS VALLEY, CALIFORNIA 95066-3249
(Address of principal executive offices) (Zip Code)

Starbase Corporation 2001 Stock Plan
Starbase Corporation 1996 Stock Option Plan
Starbase Corporation NSO Stock Option Program
Premia Corporation 1998 Stock Option Plan
Technology Builders, Inc. Amended and Restated Stock Option and Stock Incentive Plan
TogetherSoft Corporation 2000 Stock Plan
TogetherSoft Corporation 2001 Officer Stock Plan
TogetherSoft Corporation 2001 Non-U.S. Plan
TogetherSoft Corporation 2001 California Plan
Borland Software Corporation 2003 Supplemental Stock Option Plan
(Full title of the Plan(s))

Keith E. Gottfried, Esq.
Senior Vice President – Law and Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer
Borland Software Corporation
100 Enterprise Way
Scotts Valley, California 95066-3249
(Name and address of agent for service)

(831) 431-1000
(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Stock options and common stock, $0.01 par value	5,073,299 shares	$4.06 - $717.16	$99,919,647.15	$9,192.61

(1)
Represents the number of shares of the Registrant’s Common Stock that may be issued to the Registrant’s employees in the form of stock options pursuant to (a) Starbase Corporation’s 2001 Stock Plan, 1996 Stock Option Plan and NSO Stock Option Program, Premia Corporation’s 1998 Stock Option Plan and Technology Builders, Inc.’s Amended and Restated Stock Option and Stock Incentive Plan (collectively, the “ Starbase Plans”), (b) TogetherSoft Corporation’s 2000 Stock Plan, 2001 Officer Stock Plan, 2001 Non-U.S. Plan and 2001 California Plan (collectively, the “TogetherSoft Plans”) and (c) Borland Software Corporation’s 2003 Supplemental Stock Option Plan (the “Supplemental Plan” and together with the Starbase Plans and the TogetherSoft Plans, the “Plans”). The securities to be registered hereunder with respect to the Starbase Plans have been assumed by Borland Software Corporation (“Borland”) pursuant to an Agreement and Plan of Merger, dated as of October 8, 2002, by and among Borland, a Delaware corporation, Galaxy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Borland, and Starbase Corporation, a Delaware corporation. The securities to be registered hereunder with respect to the TogetherSoft Plans have been assumed by Borland pursuant to an Agreement and Plan of Merger and Reorganization, dated as of October 29, 2002, by and among Borland, Targa Acquisition Corp. I, a wholly owned subsidiary of Borland, Targa Acquisition Corp. II, a wholly owned subsidiary of Borland, Peter Coad, as primary stockholders’ agent, and Kurt Jaggers, as secondary stockholders’ agent. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that may become issuable under the aforementioned Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to outstanding options granted under the Plans or (b) the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq National Market on January 21, 2003, for shares reserved for future grant pursuant to the Plans. The following chart illustrates the calculation of the registration fee:

Title of Shares	Number of Shares	Offering Price Per Share	Aggregate Offering Price

Shares issuable pursuant to outstanding options under the Starbase Plans	395,149	$114.35	$45,187,145.35

Shares issuable pursuant to outstanding options under the TogetherSoft Plans	1,181,585	$ 5.78	$6,829,561.30

Shares reserved for issuance pursuant to options to be granted pursuant to the TogetherSoft Plans	1,996,565	$ 13.70	$27,352,940.50

Shares reserved for issuance pursuant to options to be granted pursuant to the Borland Software Corporation 2003 Supplemental Stock Option Plan	1,500,000	$ 13.70	$20,550,000.00

Total Shares	5,073,299

Proposed Maximum Aggregate Offering Price			$99,919,647.15

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

 Borland Software Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Commission on March 29, 2002, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

(c)
The Registrant’s Current Reports on Form 8-K filed with the Commission on January 22, 2002, March 15, 2002, May 29, 2002, July 29, 2002, August 15, 2002, October 8, 2002, October 10, 2002, October 15, 2002, October 28, 2002, November 1, 2002, November 15, 2002, November 26, 2002, December 3, 2002, December 9, 2002, January 8, 2003, January 9, 2003, January 13, 2003 and January 16, 2003; and

(d)
The Registrant’s Registration Statement on Form 10 filed with the Commission on July 29, 1987, and any other amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock.

 All reports filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

 Not applicable.

Item 5.    Interests of Named Experts and Counsel

 Not applicable.

Item 6.    Indemnification of Directors and Officers

 Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”), authorizes a corporation to indemnify a director or officer in any action against him, by reason of the fact that he or she is a director or officer, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to an action by or in the right of the corporation, he is not adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. While the relevant statute does not change a director’s “duty of care,” it enables corporations to limit available relief to equitable remedies such as an injunction or rescission. The statute has no effect on a director’s duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which the director derives an improper personal benefit.

 The Registrant has adopted provisions in its Restated Certificate of Incorporation, which provide that each person who is or was a director or officer of the Registrant or who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the fullest extent authorized by the DGCL. The By-Laws of the Registrant provide that the Registrant, to the maximum extent permitted by the DGCL, shall have the power to indemnify any of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding or potential proceeding arising out of the relationship and, to the maximum extent permitted by law, the Registrant shall have the power to advance the agent’s reasonable defense expenses in any such proceeding.

 The Registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Registrant for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Registrant.

 The Registrant’s Board of Directors has approved, and the Registrant has entered into, certain agreements (the “Indemnification Agreements”) with its directors and certain of its officers. In addition, the Board has authorized the Registrant to enter into similar agreements with future directors and officers and has declared it the policy of the Registrant to enter into such agreements.

 Each Indemnification Agreement provides, in effect, that the Registrant shall indemnify the director or officer whenever the Registrant is legally permitted to do so. Directors and officers must be found to have met the relevant standards of conduct to be entitled to indemnification. If, pursuant to the Indemnification Agreements or otherwise, the Registrant is required to make payments in respect of its indemnification obligations in excess of or not covered by the Registrant’s officers’ and directors’ liability insurance, such payments could materially adversely affect the Registrant.

Item 7.    Exemption from Registration Claimed

 Not applicable.

Item 8.    Exhibits

Exhibit No.	Exhibit

4.1
Reference is made to Registrant’s Registration Statement on Form 10 filed with the Commission on July 29, 1987, and Registration Statement No. 000-16096 on Form 8-A, together with any amendments and exhibits thereto, which are incorporated herein by reference.

5.1	Opinion of Cooley Godward LLP. *

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants. *

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1.

24.1	Power of Attorney is contained on page II-4 of this Registration Statement.

99.1	Starbase Corporation 2001 Stock Plan. *

99.2	Starbase Corporation 1996 Stock Option Plan. *

99.3	Starbase Corporation NSO Stock Option Program. *

99.4	Premia Corporation 1998 Stock Option Plan. *

99.5	Technology Builders, Inc. Amended and Restated Stock Option and Stock Incentive Plan. *

99.6	TogetherSoft Corporation 2000 Stock Plan. *

99.7	TogetherSoft Corporation 2001 Officer Stock Plan. *

99.8	TogetherSoft Corporation 2001 Non-U.S. Plan. *

99.9	TogetherSoft Corporation 2001 California Plan. *

99.10
Borland Software Corporation 2003 Supplemental Stock Option Plan (previously filed with the Commission on January 13, 2003 as an exhibit to Borland’s Current Report on Form 8-K and incorporated herein by reference).

*  Filed herewith.

Item 9.    Undertakings

 A.    The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (“the 1933 Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 C.    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California on this 24th day of January, 2003.

BORLAND SOFTWARE CORPORATION

By:	/s/ KEITH E. GOTTFRIED
Keith E. Gottfried
Senior Vice President—Law and Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Borland Software Corporation, a Delaware corporation, do hereby constitute and appoint Keith E. Gottfried, Senior Vice President—Law and Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer, and Kenneth R. Hahn, Senior Vice President and Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on January 22, 2003.

Signature	Title

/s/ DALE L. FULLER Dale L. Fuller	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ KENNETH R. HAHN Kenneth R. Hahn	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Signature	Title

/s/ WILLIAM F. MILLER William F. Miller	Chairman of the Board and Director

/s/ ROBERT H. KOHN Robert H. Kohn	Vice Chairman of the Board and Director

/s/ ROBERT DICKERSON Robert Dickerson	Director

/s/ WILLIAM K. HOOPER William K. Hooper	Director

Laura S. Unger	Director

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1
Reference is made to Registrant’s Registration Statement on Form 10 filed with the Commission on July 29, 1987, and Registration Statement No. 000-16096 on Form 8-A, together with any amendments and exhibits thereto, which are incorporated herein by reference.

5.1	Opinion of Cooley Godward LLP. *

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants. *

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1.

24.1	Power of Attorney is contained on page II-4 of this Registration Statement.

99.1	Starbase Corporation 2001 Stock Plan. *

99.2	Starbase Corporation 1996 Stock Option Plan. *

99.3	Starbase Corporation NSO Stock Option Program. *

99.4	Premia Corporation 1998 Stock Option Plan. *

99.5	Technology Builders, Inc. Amended and Restated Stock Option and Stock Incentive Plan. *

99.6	TogetherSoft Corporation 2000 Stock Plan. *

99.7	TogetherSoft Corporation 2001 Officer Stock Plan. *

99.8	TogetherSoft Corporation 2001 Non-U.S. Plan. *

99.9	TogetherSoft Corporation 2001 California Plan. *

99.10
Borland Software Corporation 2003 Supplemental Stock Option Plan (previously filed with the Commission on January 13, 2003 as an exhibit to Borland’s Current Report on Form 8-K and incorporated herein by reference).

*	Filed herewith.